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


FOR IMMEDIATE RELEASE                            COMPANY CONTACT:
                                                 JOHN R. FESTA
                                                 PRESIDENT AND CEO
                                                 (678)  264-4400

                          CARECENTRIC ANNOUNCES MERGER
         PROPOSAL FROM AN INVESTOR GROUP LED BY ITS MAJORITY STOCKHOLDER

ATLANTA, GA (FEBRUARY 4, 2003) - CARECENTRIC, INC. (OTC BULLETIN BOARD: CURA), a leading provider of management information systems to the home health care community, announced today that it has received a merger proposal from an investor group led by its majority stockholder, John Reed, and his son, Stewart Reed, that could have the effect of taking the company private.

     The proposal features the following key terms:

     o A new corporation formed by the investor group, Borden Associates, Inc., would be merged into CareCentric;

     o Smaller stockholders of CareCentric (those holding less than 4,000 shares) would be offered a price of $.55 per share;

     o Other CareCentric stockholders' shares would remain outstanding and continue to represent shares of CareCentric (the surviving company);

     o The investor group will pay up to a total of $450,000 to cash out the small stockholders and pay the transaction expenses of Borden;

     o The current stockholders of Borden would receive a total number of CareCentric shares equal to the total cash consideration invested in Borden divided by the per share price of $.55.

     The proposed transaction would have the following potential effects:

     o The number of record holders could be reduced from approximately 5,500 to approximately 200;

     o CareCentric would be eligible to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended;

     o If the termination of the registration of the common stock was completed, the common stock would no longer be quoted on the OTC Bulletin Board.

The proposal states that it is conditioned upon the approval of the transaction by the Board of Directors and stockholders of CareCentric, a special committee of the Board consisting of independent directors, a fairness opinion, and the receipt of all necessary regulatory approvals.

The Board has formed a special committee consisting of independent directors to review the proposal.

CareCentric provides information technology systems and services to over 1,500 customers. CareCentric provides freestanding, hospital-based and multi-office home health care providers (including skilled nursing, private duty, home medical equipment and supplies, IV pharmacy and hospice) complete information solutions that enable these home care operations to generate and utilize comprehensive and integrated financial, operational and clinical information. With offices nationwide, CareCentric is headquartered in Atlanta, Georgia.


Note regarding Private Securities Litigation Reform Act: Statements made in this press release which are not historical facts, including projections, statements of plans, objectives, expectations, or future economic performance, are forward looking statements that involve risks and uncertainties and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. The CareCentric's future financial performance could differ significantly from that set forth herein, and from the expectations of management. Important factors that could cause the CareCentric's financial performance to differ materially from past results and from those expressed in any forward looking statements include, without limitation, the inability to obtain additional capital resources, variability in quarterly operating results, customer concentration, product performance and acceptance, long sales cycles, long and varying delivery cycles, the CareCentric's dependence on business partners, emerging technological standards, risks associated with acquisitions and the risk factors detailed in the CareCentric's Registration Statement on Form S-4 (File No. 333-96529) and from time to time in the CareCentric's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.


                                 INVESTOR NOTICE

CareCentric will file a proxy statement and other relevant documents concerning the proposed merger with the SEC. Investors of CareCentric are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by CareCentric free of charge by requesting them in writing from Ana McGary at CareCentric, Inc., 2625 Cumberland Park, Suite 310, Atlanta, GA 30339 or by telephone at 678-264-4400.

CareCentric, its directors and executive officers and certain of their employees and the investor group, may be deemed to be participants in the solicitation of proxies from the stockholders of CareCentric in connection with the merger. These participants may have interests in the merger, including interests resulting from holding options or shares of CareCentric common stock.
Information  about  the  interests  of  directors  and  executive   officers  of
CareCentric, the investor group, and their ownership of securities of CareCentric will be set forth in the proxy statement.

Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.









1585932v1

                                January 28, 2003


Board of Directors
CareCentric, Inc.
2625 Cumberland Parkway, Suite 310
Atlanta, Georgia 30339

Gentlemen:

     We hereby propose a transaction that would allow CareCentric, Inc., a Delaware corporation ("CareCentric"), to deregister its common stock, $.001 par value per share (the "COMMON STOCK"), under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and to terminate its reporting obligations under Section 13 of the Exchange Act. The principal terms of our "going private" proposal are as follows:

PROPONENTS:         John E.  Reed,  Stewart  B.  Reed  and  James A.  Burk  (the
                    "INVESTORS").

STRUCTURE:          Statutory  merger of Borden  Associates,  Inc.,  a  Delaware corporation controlled by the Investors ("BORDEN"), with and
                    into   CareCentric,   with   CareCentric  as  the  surviving
                    corporation (the "MERGER"), and pursuant to which the number of record holders of the Common Stock would be reduced from approximately 5,500 to approximately 200.

TOTAL CASH          An amount  (the  "TOTAL  CASH  CONSIDERATION")  equal to the
CONSIDERATION:      product  of (x)  $0.55  in cash  (the  "PER  SHARE  PRICE"), multiplied by (y) the aggregate number of shares owned of record by holders of fewer than 4000 shares of Common Stock on the record date (the "SMALL STOCKHOLDERS").

FUNDING: The Investors will fund the purchase of shares from the Small Stockholders by investing in Borden, immediately prior to the Merger, an amount equal to the Total Cash Consideration; provided, however, that the Investors shall not obligated to invest an amount in excess of $450,000, including amounts needed by Borden for expenses related to the transaction.

EFFECTS OF THE      As a result of the Merger:
MERGER:

                    o each share of Common Stock owned of record by a Small Stockholder will be converted into, and will represent the right to receive the Per Share Price, without interest;

                    o each share of Common Stock owned of record by a holder other than a Small Stockholder will continue to represent one share of Common Stock after the merger; and

                    o the outstanding shares of Borden's capital stock will, in the aggregate, be converted into the right to receive that number of shares of Common Stock equal to the quotient of the Total Cash Consideration divided by the Per Share Price.

EXPENSES:           Each Investor and Borden and CareCentric will be responsible for and  bear  all  of his or its  own  costs  and  expenses
                    incurred  at  any  time  in  connection   with  pursuing  or
                    consummating the proposed transaction.

January 28, 2003
Page 2


     We are proposing this going private transaction because we believe that:

     o CareCentric incurs substantial direct and indirect costs and expenses associated with being a publicly held company, including:

     o the accounting and legal fees associated with the obligation to file annual, quarterly and current reports with the SEC, and

     o    the executive time expended to prepare and review such filings,

     and we anticipate that these costs and expenses would increase in the future;

     o CareCentric' status as a public company is impeding possible equity and debt financing;

     o CareCentric's ability to attract and maintain qualified directors and officers has been, and will likely continue to be constrained by new duties imposed on such directors and officers by the Sarbanes-Oxley Act of 2002 and related regulations ("SARBANES-OXLEY");

     o costs of CareCentric's director and officer liability insurance is likely to increase substantially; and

     o CareCentric's low market capitalization has made it impractical to use its stock as acquisition currency.


     We believe the offer contemplated by our proposal is fair and generous to the Small Stockholders based on the following considerations:

     o The proposed Per Share Price represents a 22.7% premium over the average closing price adjusted for volume of $0.4483 from August 29, 2002 through January 2, 2003 during which period approximately 739,700 shares were traded in the public market under the symbol CURA.OB as reported by Yahoo Finance;

     o The Merger will provide them with the opportunity to obtain immediate liquidity for their interest in CareCentric without incurring any brokerage commissions or related transaction costs; and

     o The proposed Per Share Price represents a substantial premium to our estimate of the liquidation value of CareCentric's assets after taking into account reasonable lease buyout reserves, litigation reserves, employee severance costs, and other related fees and expenses.


     We understand that in transactions of this nature, it is typical and advisable for a special committee of independent directors (the "SPECIAL COMMITTEE") to be established to review proposals of this nature. We understand that the Special Committee will hire its own financial and legal advisors to review, negotiate, and accept or reject our proposal and the terms of the proposed transaction and that such Special Committee may solicit other transactions.

     Our proposal is conditioned upon the execution of a definitive merger agreement containing the terms and conditions set forth above and such other mutually agreeable terms and conditions as are customary in agreements of this sort, including but not limited to customary representations, warranties, covenants and conditions. It is also subject to, among other things, (1) the approval of the transaction by the Special Committee, the Board of Directors and the stockholders of CareCentric, (2) receipt of a fairness opinion by the Board of Directors, and (3) the receipt of all necessary regulatory approvals.

January 28, 2003
Page 3


     Please advise us at your earliest convenience how you would like to proceed with this proposal. We reserve the right to modify or withdraw this proposal at any time prior to the execution and delivery of the definitive merger agreement in the event that we become aware of any facts or circumstances that we determine, in our sole discretion, make such action appropriate. We will not have any obligation to CareCentric or its stockholders with respect to this proposal unless and until we execute and deliver a definitive merger agreement, which must be in form and content satisfactory to us in our sole discretion.

         We and our advisors are prepared to meet with the Special Committee and its advisors to answer any questions that may arise regarding our proposal and the proposed transaction.

                                  Very truly yours,



                                  --------------------------------
                                  John E. Reed



                                  ---------------------------------
                                  Stewart B. Reed



                                  ---------------------------------
                                  James A. Burk



                                  Borden Associates, Inc.



                                  By:_______________________________
                                      John E. Reed, President